Exhibit 99.1

FOR IMMEDIATE RELEASE
July 17, 2013

FOR ADDITIONAL INFORMATION PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS SECOND QUARTER 2013 EARNINGS

Earnings Summary
(in thousands except per share data)	2Q 2013	1Q 2013	2Q 2012	6 Months 2013	6 Months 2012
Net income	$11,942	$11,820	$12,232	$23,762	$24,101
Earnings per share	$0.77	$0.76	$0.79	$1.53	$1.56
Earnings per share - diluted	$0.76	$0.76	$0.79	$1.52	$1.56

Return on average assets	1.31%	1.31%	1.35%	1.31%	1.34%
Return on average equity	11.76%	11.82%	12.77%	11.79%	12.75%
Efficiency ratio	55.21%	57.72%	54.94%	56.44%	56.33%
Tangible common equity	9.35%	9.44%	8.99%

Dividends declared per share	$0.315	$0.315	$0.310	$0.630	$0.620
Book value per share	$25.56	$25.98	$24.88

Weighted average shares	15,565	15,539	15,451	15,552	15,429
Weighted average shares - diluted	15,641	15,592	15,501	15,625	15,475

Community Trust Bancorp, Inc. (NASDAQ-CTBI) reports earnings for the second quarter 2013 of $11.9 million, or $0.77 per basic share, compared to $12.2 million, or $0.79 per basic share, earned during the second quarter 2012 and $11.8 million, or $0.76 per basic share, earned during the first quarter 2013.  Earnings for the six months ended June 30, 2013 were $23.8 million, or $1.53 per basic share, compared to $24.1 million, or $1.56 per basic share for the six months ended June 30, 2012.

2nd Quarter 2013 Highlights

❖
CTBI's basic earnings per share for the quarter decreased $0.02 per share from the second quarter 2012 but increased $0.01 per share from the first quarter 2013.  Year-to-date basic earnings per share decreased $0.03 per share from prior year.

❖
Net interest income for the quarter increased 3.2% from prior year second quarter and 0.4% from prior quarter as our net interest margin increased 6 basis points and decreased 3 basis points, respectively, for those time periods.  Average earning assets increased 1.1% from the second quarter 2012 and remained stable from prior quarter.  Net interest income for the six months ended June 30, 2013 increased 1.9% from prior year.

❖
Nonperforming loans at $41.6 million increased $6.3 million from June 30, 2012 and $7.7 million from March 31, 2013.  Nonperforming assets at $84.7 million decreased $6.6 million from June 30, 2012 but increased $5.6 million from March 31, 2013.

❖
Net loan charge-offs for the quarter ended June 30, 2013 were $3.5 million, or 0.54% of average loans annualized, compared to $2.5 million, or 0.39%, experienced for the second quarter 2012 and $1.4 million, or 0.22%, for the first quarter 2013.  Year-to-date net charge-offs were $4.9 million, or 0.38%, compared to $3.6 million, or 0.29%, for the six months ended June 30, 2012.

❖
Our loan loss provision for the quarter increased $1.2 million from prior year second quarter and $2.1 million from prior quarter.  Year-to-date provision expense of $5.2 million is $1.6 million higher than 2012.

❖
Our loan loss reserve as a percentage of total loans outstanding remained at 1.30% from June 30, 2012 to June 30, 2013.  Our reserve coverage (allowance for loan loss reserve to nonperforming loans) at June 30, 2013 was 80.8% compared to 93.8% at June 30, 2012 and 98.6% at March 31, 2013, primarily the result of one loan previously identified as impaired migrating from the 30-89 days past due category to 90+ days past due.  This credit is well-secured and in the process of collection.

❖
Noninterest income increased 10.7% for the quarter ended June 30, 2013 compared to the same period in 2012 and 11.4% from prior quarter.  Noninterest income for the six months ended June 30, 2013 increased 8.7%.  The increase in noninterest income included a $0.9 million increase in bank owned life insurance income as a result of death benefits received.

❖
Noninterest expense for the quarter ended June 30, 2013 increased 7.6% from prior year second quarter but decreased 1.2% from prior quarter.  Noninterest expense for the six months ended June 30, 2013 increased 4.8% from prior year.  The increase from prior year resulted primarily from increases in personnel expense and other real estate owned expense.  The decrease from prior quarter includes a $0.7 million decrease in other real estate owned expense.

❖	Our loan portfolio increased $37.4 million from June 30, 2012 and $21.5 million during the quarter.

❖	Our investment portfolio increased $58.1 million from June 30, 2012 and $9.9 million during the quarter.

❖	Deposits, including repurchase agreements, declined $15.7 million from June 30, 2012 and $20.2 million during the quarter.

❖	Our tangible common equity/tangible assets ratio remains strong at 9.35%.

Net Interest Income

Net interest income for the quarter increased $1.0 million from prior year second quarter and $0.1 million from prior quarter as our net interest margin increased 6 basis points and decreased 3 basis points, respectively.  Average earning assets increased 1.1% from the second quarter 2012 and remained stable from prior quarter.  The yield on average earning assets decreased 25 basis points and 5 basis points for these time periods.  Loans represented 75.6% of our average earning assets for the quarter ended June 30, 2013 compared to 75.8% for the quarter ended June 30, 2012 and 75.2% for the quarter ended March 31, 2013.  The cost of interest bearing funds decreased 39 basis points from prior year second quarter and 3 basis points from prior quarter.  Net interest income for the six months ended June 30, 2013 increased $1.2 million from prior year with average earning assets increasing 1.7% and our net interest margin increasing 2 basis points.

Noninterest Income

Noninterest income increased 10.7% for the quarter ended June 30, 2013 compared to the same period in 2012 and 11.4% from prior quarter.  Noninterest income for the six months ended June 30, 2013 increased 8.7%.  The increase in noninterest income included a $0.9 million increase in bank owned life insurance as a result of death benefits received.  The increase in noninterest income from prior year also included increased gains on sales of loans, trust revenue, and loan related fees offset partially by a $0.8 million decrease in securities gains.  Loan related fees were impacted by a $0.4 million variance in fair value adjustments to our mortgage servicing rights.

Noninterest Expense

Noninterest expense for the second quarter 2013 increased 7.6% from prior year second quarter but decreased 1.2% from prior quarter.  The increase from prior year resulted primarily from a $0.8 million increase in personnel expense, a $0.4 million increase in other real estate owned expense, and a $0.3 million increase in repossession expense.  The decrease from prior quarter includes a $0.7 million decrease in other real estate owned expense.  Noninterest expense for the six months ended June 30, 2013 increased 4.8% from prior year, including a $1.0 million increase in personnel expense and $1.5 million increase in other real estate owned expense.

Balance Sheet Review

CTBI’s total assets at $3.6 billion increased $2.5 million, or 0.1%, from June 30, 2012 but decreased $33.8 million, or an annualized 3.7%, during the quarter.  Loans outstanding at June 30, 2013 were $2.6 billion, increasing $37.4 million, or 1.5%, from June 30, 2012 and $21.5 million, or an annualized 3.4%, during the quarter.  Loan growth during the quarter of $13.7 million in the commercial loan portfolio and $11.0 in the consumer loan portfolio was partially offset by a $3.2 million decline in the residential loan portfolio.  CTBI's investment portfolio increased $58.1 million, or 9.2%, from June 30, 2012 and $9.9 million, or an annualized 5.8%, during the quarter.  Deposits, including repurchase agreements, at $3.1 billion decreased $15.7 million, or 0.5%, from June 30, 2012 and $20.2 million, or an annualized 2.6%, from prior quarter.  Deposits in other banks declined $60.4 million during the quarter as a result of loan growth and a decline in deposits.

Shareholders’ equity at June 30, 2013 was $400.3 million compared to $387.3 million at June 30, 2012 and $406.6 million at March 31, 2013.  The change in shareholders’ equity reflects a $13.9 million change in the market value of our securities portfolio driven by changes in the market rates during the second quarter of 2013.  CTBI's annualized dividend yield to shareholders as of June 30, 2013 was 3.54%.

Asset Quality

CTBI's total nonperforming loans were $41.6 million at June 30, 2013, a 17.7% increase from the $35.3 million at June 30, 2012 and a 22.7% increase from the $33.9 million at March 31, 2013.  The increase for the quarter included a $7.0 million increase in the 90+ days past due category and a $0.7 million increase in nonaccrual loans.  Loans 30-89 days past due at $16.5 million is a decrease of $0.6 million from June 30, 2012 and $9.6 million from March 31, 2013.  The increase in our 90+ days past due loans includes $7.7 million for one customer which moved from 30-89 days past due during the quarter.  This credit was previously identified as impaired and is well-secured and in the process of collection.  Total past due loans declined $2.6 million during the quarter.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.  Impaired loans, loans not expected to meet contractual principal and interest payments other than insignificant delays, at June 30, 2013 totaled $63.4 million, compared to $64.4 million at June 30, 2012 and $66.5 million at March 31, 2013.

Our level of foreclosed properties at $43.1 million at June 30, 2013 was a decrease from $55.9 million at June 30, 2012 and $45.2 million at March 31, 2013.  Sales of foreclosed properties for the six months ended June 30, 2013 totaled $6.8 million while new foreclosed properties totaled $4.7 million.  At June 30, 2013, the book value of properties under contracts to sell was $8.0 million; however, the closings had not occurred at quarter-end.

Net loan charge-offs for the quarter ended June 30, 2013 were $3.5 million, or 0.54% of average loans annualized, compared to $2.5 million, or 0.39%, experienced for the second quarter 2012 and $1.4 million, or 0.22%, for the first quarter 2013.  Of the total net charge-offs for the quarter, $2.7 million were in commercial loans, $0.4 million were in indirect auto loans, and $0.3 million were in residential real estate mortgage loans.  Year-to-date net charge-offs were $4.9 million, or 0.38%, compared to $3.6 million, or 0.29%, for the six months ended June 30, 2012.  Allocations to loan loss reserves were $3.7 million for the quarter ended June 30, 2013 compared to $2.4 million for the quarter ended June 30, 2012 and $1.6 million for the quarter ended March 31, 2013.  Our loan loss reserve as a percentage of total loans outstanding has remained at 1.30% from June 30, 2012 to June 30, 2013.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. CTBI’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, the performance of coal and coal related industries, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by CTBI of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $3.6 billion, is headquartered in Pikeville, Kentucky and has 71 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, four banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2013
(in thousands except per share data and # of employees)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Interest income	$36,783	$36,776	$38,355	$73,559	$77,181
Interest expense	3,441	3,579	6,036	7,020	11,856
Net interest income	33,342	33,197	32,319	66,539	65,325
Loan loss provision	3,661	1,559	2,425	5,220	3,585

Gains on sales of loans	755	1,397	705	2,152	1,322
Deposit service charges	6,182	5,767	5,955	11,949	11,827
Trust revenue	2,023	2,000	1,822	4,023	3,435
Loan related fees	1,496	948	610	2,444	1,897
Securities gains	(8)	-	819	(8)	819
Other noninterest income	2,826	1,808	2,078	4,634	3,876
Total noninterest income	13,274	11,920	11,989	25,194	23,176

Personnel expense	13,214	12,982	12,402	26,196	25,215
Occupancy and equipment	2,960	2,905	2,854	5,865	5,625
FDIC insurance premiums	637	602	613	1,239	1,270
Amortization of core deposit intangible	53	54	54	107	107
Other noninterest expense	9,123	9,756	8,225	18,879	17,681
Total noninterest expense	25,987	26,299	24,148	52,286	49,898

Net income before taxes	16,968	17,259	17,735	34,227	35,018
Income taxes	5,026	5,439	5,503	10,465	10,917
Net income	$11,942	$11,820	$12,232	$23,762	$24,101

Memo: TEQ interest income	$37,230	$37,221	$38,821	$74,451	$78,085

Average shares outstanding	15,565	15,539	15,451	15,552	15,429
Diluted average shares outstanding	15,641	15,592	15,501	15,625	15,475
Basic earnings per share	$0.77	$0.76	$0.79	$1.53	$1.56
Diluted earnings per share	$0.76	$0.76	$0.79	$1.52	$1.56
Dividends per share	$0.315	$0.315	$0.310	$0.630	$0.620

Average balances:
Loans	$2,566,536	$2,552,461	$2,542,344	$2,559,537	$2,550,447
Earning assets	3,393,342	3,393,848	3,355,155	3,393,593	3,337,376
Total assets	3,665,249	3,659,884	3,647,002	3,662,581	3,628,544
Deposits, including repurchase agreements	3,139,180	3,135,605	3,152,574	3,137,403	3,134,937
Interest bearing liabilities	2,597,011	2,599,957	2,625,760	2,598,476	2,615,591
Shareholders' equity	407,203	405,550	385,231	406,381	380,281

Performance ratios:
Return on average assets	1.31%	1.31%	1.35%	1.31%	1.34%
Return on average equity	11.76%	11.82%	12.77%	11.79%	12.75%
Yield on average earning assets (tax equivalent)	4.40%	4.45%	4.65%	4.42%	4.71%
Cost of interest bearing funds (tax equivalent)	0.53%	0.56%	0.92%	0.54%	0.91%
Net interest margin (tax equivalent)	3.99%	4.02%	3.93%	4.01%	3.99%
Efficiency ratio (tax equivalent)	55.21%	57.72%	54.94%	56.44%	56.33%

Loan charge-offs	$4,115	$2,188	$3,207	$6,303	$5,333
Recoveries	(662)	(777)	(744)	(1,439)	(1,711)
Net charge-offs	$3,453	$1,411	$2,463	$4,864	$3,622

Market Price:
High	$36.60	$35.00	$33.68	$36.60	$33.68
Low	$32.15	$32.27	$30.25	$32.15	$29.13
Close	$35.62	$34.03	$33.49	$35.62	$33.49

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2013
(in thousands except per share data and # of employees)

	As of	As of	As of
	June 30, 2013	March 31, 2013	June 30, 2012
Assets:
Loans	$2,584,801	$2,563,314	$2,547,436
Loan loss reserve	(33,601)	(33,393)	(33,134)
Net loans	2,551,200	2,529,921	2,514,302
Loans held for sale	2,991	1,449	1,040
Securities AFS	687,362	677,510	629,242
Securities HTM	1,662	1,662	1,662
Other equity investments	30,559	30,559	30,557
Other earning assets	63,071	124,519	130,282
Cash and due from banks	56,100	54,589	71,010
Premises and equipment	52,703	53,491	54,855
Goodwill and core deposit intangible	66,287	66,340	66,500
Other assets	126,316	132,055	136,277
Total Assets	$3,638,251	$3,672,095	$3,635,727

Liabilities and Equity:
NOW accounts	$28,191	$25,464	$18,970
Savings deposits	874,800	884,000	861,211
CD's >=$100,000	641,979	641,574	646,243
Other time deposits	752,752	762,723	803,211
Total interest bearing deposits	2,297,722	2,313,761	2,329,635
Noninterest bearing deposits	624,451	619,819	611,080
Total deposits	2,922,173	2,933,580	2,940,715
Repurchase agreements	204,735	213,573	201,850
Other interest bearing liabilities	76,763	78,000	70,845
Noninterest bearing liabilities	34,236	40,308	34,984
Total liabilities	3,237,907	3,265,461	3,248,394
Shareholders' equity	400,344	406,634	387,333
Total Liabilities and Equity	$3,638,251	$3,672,095	$3,635,727

Ending shares outstanding	15,665	15,653	15,569
Memo: Market value of HTM securities	$1,621	$1,656	$1,662

30 - 89 days past due loans	$16,507	$26,115	$17,067
90 days past due loans	22,562	15,533	14,811
Nonaccrual loans	19,012	18,337	20,500
Restructured loans (excluding 90 days past due and nonaccrual)	42,181	36,777	28,197
Foreclosed properties	43,080	45,168	55,884
Other repossessed assets	-	-	34

Tier 1 leverage ratio	11.01%	10.86%	10.32%
Tier 1 risk based ratio	15.52%	15.33%	14.54%
Total risk based ratio	16.77%	16.58%	15.82%
Tangible equity to tangible assets ratio	9.35%	9.44%	8.99%
FTE employees	1,045	1,028	1,034

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2013
(in thousands except per share data and # of employees)

Community Trust Bancorp, Inc. reported earnings for the three and six months ending June 30, 2013 and 2012 as follows:

	Three Months Ended		Six Months Ended
	June 30		June 30
	2013	2012	2013	2012
Net income	$11,942	$12,232	$23,762	$24,101

Basic earnings per share	$0.77	$0.79	$1.53	$1.56

Diluted earnings per share	$0.76	$0.79	$1.52	$1.56

Average shares outstanding	15,565	15,451	15,552	15,429

Total assets (end of period)	$3,638,251	$3,635,727

Return on average equity	11.76%	12.77%	11.79%	12.75%

Return on average assets	1.31%	1.35%	1.31%	1.34%

Provision for loan losses	$3,661	$2,425	$5,220	$3,585

Gains on sales of loans	$755	$705	$2,152	$1,322